Exhibit 99.2

Introduction

The following unaudited pro forma condensed consolidated financial information give effect to the completion on July 7, 2014 of the separation of Weyerhaeuser Company’s (the “Company” or “Weyerhaeuser”) homebuilding business, Weyerhaeuser Real Estate Company (“WRECO”), and the subsequent merger of a subsidiary of TRI Pointe Homes, Inc. (“TRI Pointe”) with and into WRECO, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe (the “Merger”). The Merger was consummated in connection with the transactions (the “Transactions”) contemplated by the Transaction Agreement and other related transaction documents dated as of November 3, 2013.

Weyerhaeuser holds no ownership interest in TRI Pointe. Weyerhaeuser distributed all of its shares of WRECO to Weyerhaeuser shareholders by means of an exchange offer. In the exchange offer, Weyerhaeuser shareholders had the option to exchange some, none or all of their Weyerhaeuser common shares for WRECO common shares, subject to proration. Under the terms of the exchange offer, 100,000,000 WRECO common shares were available for distribution in exchange for Weyerhaeuser common shares accepted in the exchange at the final exchange ratio of 1.7003 WRECO common shares for each Weyerhaeuser common share accepted for exchange. In the Merger, each WRECO common share automatically converted into the right to receive 1.297 shares of TRI Pointe common stock. Weyerhaeuser was able to accept approximately 58,813,151 Weyerhaeuser common shares for exchange in the offer, or approximately 10% of its outstanding shares.

The following unaudited pro forma condensed consolidated financial statements are based on and should be read in conjunction with Weyerhaeuser’s historical consolidated financial statements and related notes contained in Weyerhaeuser’s Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited condensed consolidated financial statements filed in Weyerhaeuser’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

The following unaudited pro forma condensed consolidated balance sheet data gives effect to the Transactions as if they had occurred on March 31, 2014. The following summary unaudited pro forma condensed consolidated statement of earnings data give effect to the Transactions as if they occurred on January 1, 2013, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated financial information includes adjustments directly attributable to the Transactions. The pro forma adjustments are described in the accompanying notes and are based upon available information and assumptions that are factually supportable. The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transactions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of Weyerhaeuser.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2014

(Dollars in millions)

	Weyerhaeuser March 31, 2014	WRECO (a)	Excluded Assets and Liabilities Retained by Weyerhaeuser (b)	Pro Forma Adjustments (c)	Weyerhaeuser pro forma March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$780	$(3)	$—	$712	$1,489
Receivables, less discounts and allowances	560	(16)	—	—	544
Receivables for taxes	34	—	—	—	34
Inventories	626	—	—	—	626
Prepaid expenses	108	(7)	—	—	101
Deferred tax assets	207	(21)	1	—	187

Total current assets	2,315	(47)	1	712	2,981
Property and equipment, less accumulated depreciation	2,611	(17)	2	—	2,596
Construction in progress	140	—	—	—	140
Timber and timberlands at cost, less depletion charged to disposals	6,574	—	—	—	6,574
Real estate in process of development and for sale	927	(927)	—	—	—
Land being processed for development	612	(612)	17	—	17
Investments in and advances to equity affiliates	205	(16)	—	—	189
Goodwill	40	—	—	—	40
Deferred tax assets	37	(37)	5	—	5
Other assets	429	(54)	1	—	376
Restricted financial investments held by variable interest entities	615	—	—	—	615

Total assets	$14,505	$(1,710)	$26	$712	$13,533

Liabilities and equity
Current liabilities:
Notes payable	$2	$—	$—	$—	$2
Accounts payable	409	(44)	—	—	365
Accrued liabilities	661	(82)	3	—	582

Total current liabilities	1,072	(126)	3	—	949
Long-term debt	4,891	—	—	—	4,891
Long-term debt (nonrecourse to the company) held by variable interest entities	516	(5)	—	—	511
Deferred income taxes	306	216	(129)	—	393
Deferred pension and other postretirement benefits	471	—	—	—	471
Other liabilities	364	(53)	22	—	333
Commitments and contingencies

Total liabilities	7,620	32	(104)	—	7,548
Equity:
Mandatory convertible preference shares, series A: $1.00 par value	14	—	—	—	14
Common shares: $1.25 par value	731	—	—	(74)	657
Other capital	6,464	(1,712)	130	(298)	4,584
Retained earnings	344	—	—	1,084	1,428
Cumulative other comprehensive loss	(701)	—	—	—	(701)

Total Weyerhaeuser shareholders’ interest	6,852	(1,712)	130	712	5,982
Noncontrolling interests	33	(30)	—	—	3

Total equity	6,885	(1,742)	130	712	5,985

Total liabilities and equity	$14,505	$(1,710)	$26	$712	$13,533

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

For the Three Months ended March 31, 2014

(Dollars in millions, except per-share figures)

	Weyerhaeuser three months ended March 31, 2014	WRECO three months ended March 31, 2014 (1)	Excluded Operations (2)	Pro forma adjustments (3)	Weyerhaeuser pro forma three months ended March 31, 2014
Net Sales	$1,984	(248)	—	—	1,736
Cost of products sold	1,556	(197)	1	—	1,360

Gross margin	428	(51)	(1)	—	376

Selling expenses	49	(21)	—	—	28
General and administrative expenses	101	(18)	—	—	83
Research and development expenses	7	—	—	—	7
Charges for restructuring, closures, and impairments	21	(2)	—	—	19
Other operating income, net	(74)	1	—	(2)	(75)

Operating income from continuing operations	324	(11)	(1)	2	314
Interest income and other	9	—	—	—	9
Interest expense, net of capitalized interest	(83)	—	—	—	(83)

Earnings from continuing operations before income taxes	250	(11)	(1)	2	240
Income taxes	(56)	5	—	(1)	(52)

Earnings from continuing operations	$194	(6)	(1)	1	188

Dividends on preference shares	(11)	—	—	—	(11)

Earnings from continuing operations attributable to Weyerhaeuser common shares	183	(6)	(1)	1	177

Earnings per common share from continuing operations
Basic	$0.31				$0.34
Diluted	$0.31				$0.33
Weighted average number of common shares outstanding
Basic	584,915,000				526,101,849 *
Diluted	589,312,000				530,498,849 **

*	Represents the basic weighted average number of common shares outstanding reduced by the estimated total number of shares of Weyerhaeuser common stock exchanged as part of this exchange offer.
**	Represents the diluted weighted average number of common shares outstanding reduced by the estimated total number of shares of Weyerhaeuser common stock exchanged as part of this exchange offer.

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

For the Year ended December 31, 2013

(Dollars in millions, except per-share figures)

	Weyerhaeuser year ended December 31, 2013	WRECO year ended December 31, 2013 (1)	Excluded Operations (2)	Pro forma adjustments (3)	Weyerhaeuser pro forma year ended December 31, 2013
Net Sales	$8,529	(1,275)	—	—	7,254
Cost of products sold	6,709	(995)	2	—	5,716

Gross margin	1,820	(280)	(2)	—	1,538

Selling expenses	220	(95)	—	—	125
General and administrative expenses	455	(75)	1	—	381
Research and development expenses	33	—	—	—	33
Charges for restructuring, closures, and impairments	390	(357)	343	—	376
Other operating income, net	(25)	2	—	(9)	(32)

Operating income from continuing operations	747	245	(346)	9	655
Interest income and other	58	(4)	—	—	54
Interest expense, net of capitalized interest	(371)	3	—	—	(368)

Earnings from continuing operations before income taxes	434	244	(346)	9	341
Income taxes	129	(86)	128	(3)	168

Earnings from continuing operations	$563	158	(218)	6	509

Dividends on preference shares	(23)	—	—	—	(23)

Earnings from continuing operations attributable to Weyerhaeuser common shares	540	158	(218)	6	486

Earnings per common share from continuing operations
Basic	$0.95				$0.96
Diluted	$0.95				$0.95
Weighted average number of common shares outstanding
Basic	566,329,000				507,515,849 *
Diluted	571,239,000				512,425,849 **

*	Represents the basic weighted average number of common shares outstanding reduced by the total number of shares of Weyerhaeuser common stock exchanged as part of the exchange offer.
**	Represents the diluted weighted average number of common shares outstanding reduced by the total number of shares of Weyerhaeuser common stock exchanged as part of the exchange offer.

The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed consolidated financial information.

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information of Weyerhaeuser has been prepared based on historical financial information of Weyerhaeuser and WRECO, giving effect to the Transactions. This unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations that would have been achieved had the Transactions actually taken place at the dates indicated, and does not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed consolidated financial information should be read in conjunction with historical financial statements included in Weyerhaeuser’s Annual Report on Form 10-K for the year ended December 31, 2013 and the unaudited condensed consolidated financial statements filed in Weyerhaeuser’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

WRECO’s historical results are derived from WRECO’s audited consolidated statement of operations for the year ended December 31, 2013, unaudited consolidated balance sheet as of March 31, 2014 and unaudited consolidated statement of operations for the three months ended March 31, 2014 which are included in the Prospectus—Offer to Exchange filed by WRECO on May 22, 2014; however, certain balances and results of operations have been reclassified in the pro forma adjustments to be consistent with the amounts reported for WRECO in the Weyerhaeuser condensed consolidated financial information. Further, in connection with the Transactions, certain WRECO assets and liabilities have been retained by Weyerhaeuser, and thus are not included in the pro forma adjustments.

2. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma condensed consolidated financial information reflects the exchange offer completed as part of the Transactions whereby Weyerhaeuser offered to its shareholders 1.7003 shares of WRECO common stock in exchange for each Weyerhaeuser common share, which resulted in 58,813,151 Weyerhaeuser common shares being exchanged for all 100 million shares of WRECO common stock.

The effect on the unaudited pro forma condensed consolidated financial information is calculated as follows (dollars in millions):

Fair value of Weyerhaeuser common shares tendered and exchanged (at $33.22 per share, based on the closing price on July 3, 2014)	$1,954
Net cash received from WRECO	712

Estimated fair value of WRECO	2,666
Less net book value of WRECO net assets (apart from excluded assets and liabilities that will be retained by Weyerhaeuser in the Transactions) at March 31, 2014	(1,582)

Net gain	$1,084

(a)	Represents the elimination of WRECO balances as reported in the historical Weyerhaeuser balance sheet. Certain amounts have been reclassified or adjusted to be consistent with the amounts reported for WRECO in the historical Weyerhaeuser condensed consolidated financial information.
(b)	Represents the transfer of certain WRECO assets and liabilities that have been retained by Weyerhaeuser pursuant to the Transaction Agreement. These excluded assets and liabilities were $2 million in property, plant, and equipment, $17 million in land being processed for development, $1 million in other assets, and $126 million in net deferred tax assets relating to WRECO’s interest in Coyote Springs, as well as $3 million in accrued liabilities, $22 million in other liabilities, and $9 million in net deferred tax assets relating to deferred compensation amounts owed by Weyerhaeuser to employees of WRECO.
(c)	Represents the $712 million in net cash received by Weyerhaeuser, comprised of $739 million in connection with the Transactions, $5 million in accrued interest on intercompany debt, partially offset by $32 million paid by Weyerhaeuser to TRI Pointe related to the adjustment amount payable pursuant to the terms of the Transaction Agreement; the estimated gain recognized by Weyerhaeuser as a result of this Exchange Offer; and the acquisition of Weyerhaeuser common shares in this exchange offer.

3. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Earnings

(1)	Represents the elimination of WRECO operations as reported in the historical Weyerhaeuser statement of earnings, including the related tax effect using WRECO’s statutory tax rates. Certain amounts have been reclassified or adjusted to be consistent with the amounts reported for WRECO in the historical Weyerhaeuser condensed consolidated financial information.

(2)	Represents the elimination of costs related to WRECO’s interest in Coyote Springs, which has been retained by Weyerhaeuser. Impairment charges of $343 million and cost of land and lot sales of $2 million for the year ended December 31, 2013, and $1 million in cost of land and lot sales for the quarter ended March 31, 2014, relate to property that was not transferred to TRI Pointe in the Transactions.

(3)	Represents the elimination of $9 million for the year ended December 31, 2013 and $1 million for the quarter ended March 31, 2014, in nonrecurring costs incurred by Weyerhaeuser relating to the Transactions and the related tax effect using WRECO’s statutory tax rates.